Exhibit 99.1


Contact: Robert Mosby
         QMed, Inc.
         732-544-5544 ext. 1107


                          QMed, Inc. Reports Q3 Results
                               Comments on Outlook

Eatontown, New Jersey, October 15, 2003 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the third quarter and nine months ending August 31, 2003. Revenue for the three-month period ended August 31, 2003 increased to $3,164,912 approximately 27% from $2,491,607 a year ago. The net loss for the quarter was $(676,054) or $(0.05) compared to $(559,366) or $(0.04) per share fully diluted, for the same period a year ago. For the nine months, revenues increased 10.7% to $10,147,657 from $9,169,643 from a year ago. Net income for the nine months declined to $(972,516) or $(0.7) from $290,565 or $0.02 per share fully diluted.

Michael W. Cox, president and CEO, said, "We are currently examining our Commercial book of business in order to improve the terms associated with all "risk bearing" contracts. During the last few years, health plans have experienced as much as 50% annual membership turnover. Unfortunately, while such turnover brings in new members who have diseases, there is no prior or concurrent data to identify them and hence little possibility to manage their conditions cost effectively in the contract measurement year. In addition, introduction of new invasive technologies such as coated stents at much higher prices and greater utilization dramatically changes local practice patterns. For example, Johnson & Johnson announced yesterday that 45% of all coronary angioplasty patients in the United States used their coated stent, CYPHER since its early '03 introduction. This was a change in physician practice pattern and one, which could not have been accounted for and/or measured during prior contracting."

"In light of the above, reducing financial risk associated with health plan contracts has become a clear disease management industry initiative," he added. "QMed, like other DM firms, continues to negotiate better risk terms and conditions with its clients."

"Our strategic decision, adopted more than two years ago, to focus on Medicare is strikingly validated by the above observations. In contrast to health plans, Medicare has a stable membership with low annual turnover; controls for new technology and changes in practice patterns; and has more realistic time periods to assess cost effectiveness. Each of these points bears favorably on our ability to manage financial risk. Current and anticipated contracts with Medicare have the potential to produce substantial revenue growth and increases in shareholder value. We are very excited at the prospect of implementing our HeartPartners project in January and believe we are well positioned to participate in additional 2003 Medicare awards. We also anticipate bidding on the forthcoming Medicare Population Health Demonstration sometime in 2004," he added.

                                                   QMED, INC. AND SUBSIDIARIES

                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)



                                       For the Three       For the Three         For the Nine        For the Nine
                                        Months Ended        Months Ended         Months Ended        Months Ended
                                      August 31, 2003     August 31, 2002      August 31, 2003     August 31, 2002
                                      ---------------     ---------------      ---------------     ---------------
Revenue
      Disease management services      $   3,102,956       $   2,391,590        $   9,952,986       $   8,849,646
      Medical Equipment                       61,956             100,017              194,671             319,997
                                       -------------       -------------        -------------       -------------
                                           3,164,912           2,491,607           10,147,657           9,169,643
                                       -------------       -------------        -------------       -------------
Cost of revenue
      Disease management services          1,699,609           1,352,792            4,809,613           3,866,293
      Medical equipment                       27,382              47,216              104,269             160,200
                                       -------------       -------------        -------------       -------------
                                           1,726,991           1,400,008            4,913,882           4,026,493
                                       -------------       -------------        -------------       -------------

Gross profit                               1,437,921           1,091,599            5,233,775           5,143,150

Selling, general and
      administrative expenses              1,607,855           1,318,722            4,870,835           4,128,591
Research and development
      expenses                               237,711             305,228              681,581             873,389
Depreciation and amortization                104,478              68,309              298,425             195,497
Litigation settlements                             -                   -              230,000                   -
                                       -------------       -------------        -------------       -------------

Loss from operations                        (512,123)           (600,660)            (847,066)            (54,327)

Interest expense                              (5,915)             (3,982)             (18,678)            (11,490)
Interest income                               13,508              56,526               70,252             185,252
Loss in operations of joint venture         (168,724)            (11,250)            (168,724)            (47,500)
Other income                                       -                   -                    -              94,012
                                       -------------       -------------        -------------       -------------
(Loss) income before income                 (673,254)           (559,366)            (964,216)            165,947
      tax provision

Gain on sale of state tax benefits                                     -                                  124,618
Provision for state income taxes              (2,800)                  -               (8,300)                  -
                                       -------------       -------------        -------------       -------------
Net (loss) income                      $    (676,054)      $    (559,366)       $    (972,516)      $     290,565
                                       =============       =============        =============       =============

Basic (loss) income per share
      Weighted average shares
         outstanding                      14,598,155          14,479,767           14,557,235          14,412,130
                                        ------------       -------------        -------------       -------------
      Basic (loss) earnings per
         share                         $        (.05)      $        (.04)       $        (.07)      $         .02
                                       =============       =============        =============       =============

Diluted (loss) income per share
      Weighted average shares
         outstanding                      14,598,155          14,479,767           14,557,235          16,645,992
                                        ------------       -------------        -------------       -------------
      Diluted (loss) earnings per
         Share                          $       (.05)      $        (.04)       $        (.07)      $         .02
                                       =============       =============        =============       =============

                                   QMED, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED BALANCE SHEETS


                                                           August 31, 2003         November 30,
                                                            (Unaudited)               2002
                                                          ---------------        ---------------
ASSETS
Current assets
Cash and cash equivalents                                 $     1,130,422        $     2,383,123
Investments                                                     7,289,098              6,873,491
Accounts receivable, net of
     allowances of approximately
     $2,000                                                       577,854                203,216
Inventory                                                         150,280                173,046
Prepaid expenses and other current assets                         638,729                344,667
                                                          ---------------        ---------------
                                                                9,786,383              9,977,543

Property and equipment, net                                     1,140,552              1,168,002
Product software development costs                                470,451                461,261
Accounts receivable, non-current                                1,474,674                      -
Other assets                                                      173,964                556,375
Investment in joint venture                                             -                      -
                                                          ---------------        ---------------
                                                          $    13,046,024        $    12,163,181
                                                          ===============        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                     $     1,438,978        $       828,845
Leases payable, current portion                                    64,494                 46,980
Accrued salaries and commissions                                  202,378                334,642
Performance guarantee payable                                     735,223                248,156
Contract billings in excess of revenues                           102,596              1,760,620
Income taxes payable                                                8,300                 40,000
                                                          ---------------        ---------------
                                                                2,551,969              3,259,243

Leases payable - long term                                         31,342                 35,948
Contract billings in excess of revenue - long term              2,270,928                      -
                                                          ---------------        ---------------
                                                                4,854,239              3,295,191
Commitments and Contingencies
Stockholders' equity
  Common stock $.001 par value; 40,000,000 shares
    authorized; 14,624,607 and 14,506,153 shares
    issued and 14,602,607 and 14,484,153 outstanding,
    respectively                                                   14,624                14,506
Paid-in capital                                                33,349,873             33,079,409
Accumulated deficit                                           (25,085,712)           (24,113,196)
Accumulated other comprehensive income
  Unrealized loss on securities available for sale                (11,375)               (37,104)
                                                          ---------------        ---------------
                                                                8,267,410              8,943,615

Less treasury stock at cost, 22,000 common shares                 (75,625)               (75,625)
Total stockholders' equity                                      8,191,785              8,867,990
                                                          ---------------        ---------------
                                                          $    13,046,024        $    12,163,181
                                                          ===============        ===============


About QMed, Inc.

QMed, Inc.'s, healthcare information communication system fully coordinates critical elements of cardiovascular patient care. The system finds data, converts it to actionable information, sends it to the most efficient users, and reiterates the process while building a database of efficacy, compliance and quality assessment. It incorporates traditional patient contact disease management and contains formulary links. This cost-effective and health-beneficial system is currently utilized by Providence Health in Oregon; PacifiCare Health Systems in California, Oregon, Washington, Arizona, Texas and Colorado; Regence BlueCross BlueShield of Utah; by Regence BlueShield in Idaho; by CHA Health in Kentucky; by DAKOTACARE in South Dakota. In some of these programs, services are provided by QMed's IHMC subsidiary, with the system utilized under license from QMed. QMed also has implemented its coronary artery disease project in the Medicare Coordinated Care Demonstration and has recently implemented its heart failure (CHF) program in CHA Health. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.


Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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